EXHIBIT 10.30.1

                             SUPPLEMENTAL AGREEMENT
                                     TO THE
               BOWATER INCORPORATED OUTSIDE DIRECTORS BENEFIT PLAN
                                  GRANTOR TRUST

         This Supplemental Agreement ("Supplemental Agreement") made as of September 5, 1989, by and between Bowater Incorporated ("Bowater"), a Delaware corporation with offices in Darien, Connecticut, and Wachovia Bank and Trust Company, N.A. ("Wachovia"), a national banking association with an office in Winston-Salem, N.C.

         This Supplemental Agreement is to detail the use of an Irrevocable Letter of Credit or Letters of Credit (referred to as "Credit") in connection with the Trust Agreement made as of September 5, 1989, by and between Bowater and Wachovia entitled the Bowater Incorporated Outside Directors Benefit Plan Grantor Trust ("Trust") for which Wachovia serves as Trustee.

          Neither the existence of this Supplemental Agreement nor the Credit shall alter the characterization of the Bowater Incorporated Outside Directors Plans ("Outside Directors Plans") covered by the Trust as "unfunded" for purposes of the Employee Retirement Income Security Act of 1974 as amended ("ERISA"), and shall not be construed to provide income to any participant under

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the Outside  Directors  Plans or Trust  prior to the actual  payment of benefits under the outside Directors Plans.

         Bowater and Wachovia agree as follows:

         1.        Letter of Credit

                  (a) Bowater contributions to the Trust may be in the form of a Credit or one or more Credits. Such Credit shall be Irrevocable Letters of Credit, which shall be in the form of Schedule I hereto. Bowater shall give Wachovia a copy of each Credit established for the Trust, executed by the Bank issuing such Credit (the "Credit Bank"). Wachovia shall draw on a Credit as directed in writing by any two of the individuals named in Schedule III as having authority to do so or their named designees whose names have been communicated to Wachovia in writing signed by any two of the individuals name in
Schedule III. Schedule III shall be updated from time to time as needed to reflect changes, if any, in the names of individuals designated therein. Wachovia shall not draw on any Credit unless so directed.

         Such Credit shall not be less than an amount determined at least annually by Bowater to be sufficient for the covering of obligations under the Trust and as communicated in writing to Wachovia by the Administrative Committee. Wachovia shall have no duty or responsibility to determine the amount of the Credit.

                  (b) At least annually, the Administrative Committee shall notify Wachovia in writing of the current total of unfunded

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obligations  under the Trust,  (the "Credit  Draw").  Wachovia  agrees that upon receipt of notification of a change in control as provided for in Schedule II, it shall promptly draw on the Credit by presenting Credit Bank with a draft in the amount of the Credit Draw.

                  (c) Any direction to Wachovia pursuant to this Section shall be addressed as follows:

                           Ms. Jane Price

                           Vice President

                           Wachovia Bank and Trust Co., N.A.

                           301 N. Main Street

                           P.O. Box 3099

                           Winston-Salem, NC 27150

with a copy to Mr. Joe Long at the same address.


         All directions shall plainly reference the Trust and provide all necessary information for Wachovia to act.

               (d) Wachovia shall draw on any Credit only if and to the extent specifically directed in the foregoing provisions of this Agreement. In the event that Wachovia shall resign or be removed, and a successor trustee shall be appointed hereunder, the rights and obligations of Wachovia under each Credit shall automatically become the rights and obligations of the successor trustee, and Wachovia shall have no further rights, duties, obligations or liabilities with respect to any Credit.


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         IN  WITNESS  WHEREOF,   the  parties  hereto  have  entered  into  this
Supplemental Agreement on this lst day of September 1989.

                                                           BOWATER INCORPORATED

 /s/ Leonard M. Saari                                  By    /s/ R. E. Gustafson
Attest - Secretary


                                                         WACHOVIA BANK AND TRUST
                                                               COMPANY, N.A.

 /s/ Charles G. Thacker                                  By    /s/ Joe O. Long
Attest - Assistant                                             Vice President
 Secretary



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